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                                                                    EXHIBIT 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

PRINCIPAL AMOUNT:                                   ISSUE DATE: DECEMBER 5, 2007
PURCHASE PRICE:

                                 PROMISSORY NOTE
                                 ---------------

      FOR VALUE RECEIVED, AETHLON MEDICAL, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to ______________________ (the "Holder") or its registered assigns or successors in interest or order, without demand, the sum of ___________________ ("Principal Amount"), with interest compounded monthly at the annual rate of eight percent (8%) on September 5, 2008 (the "Maturity Date"), if not sooner paid.

      This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower, the Holder and certain other holders (the "Other Holders") of promissory notes (the "Other Notes"), dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

                                    ARTICLE I

                               GENERAL PROVISIONS

      1.1. APPLICATION OF PRINCIPAL INTEREST. All amounts payable to the Holder on this Note, whether or not due may be applied, at the discretion of the Holder, towards the purchase price of equity or debt of the Borrower pursuant to
Section 12 of the Subscription Agreement.

      1.2. DISCOUNT FOR CASH PAYMENT. Provided an Event of Default (as defined in Article II) nor an event which with the passage of time or the giving of notice could become an Event of Default, has not occurred, and further provided the Holder has not exercised the Holder's rights set forth in Section 1.1, then upon the timely payment of this Note in cash, the principal portion payable upon this Note shall be equal to the outstanding Principal Amount multiplied by ..9091. Interest and other sums payable on or in connection with this Note shall be paid in full without deduction.

      1.3. DEFAULT INTEREST RATE. Following the occurrence and during the continuance of an Event of Default, which, if susceptible to cure is not cured within the cure periods (if any) set forth in Article II, otherwise then from the first date of such occurrence, the annual interest rate on this Note shall (subject to Section 3.7) be twelve percent (12%), and be due on demand.


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                                   ARTICLE II

                               EVENTS OF DEFAULT

      The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth on
Schedule 2.1 hereto and below:

      2.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note or any Transaction Document when due.

      2.2 BREACH OF COVENANT. The Borrower breaches any material covenant or other term or condition of the Subscription Agreement, this Note or Transaction Document in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

      2.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Document or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

      2.4 RECEIVER OR TRUSTEE. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

      2.5 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $100,000, and shall remain unvacated, unbonded, unappealed, unsatisfied, or unstayed for a period of forty-five (45) days.

      2.6 NON-PAYMENT. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty (20) days after the due date, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount.

      2.7 BANKRUPTCY. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within forty-five (45) days of initiation.

      2.8 DELISTING. Delisting of the Common Stock from any Principal Market for a period of ten consecutive trading days.

      2.9 STOP TRADE. An SEC or judicial stop trade order or Principal Market trading suspension with respect to Borrower's Common Stock that lasts for five or more consecutive trading days.

      2.10 NON-REGISTRATION EVENT. The occurrence of a Non-Registration Event as described in Section 11.4 of the Subscription Agreement.

      2.11 CROSS DEFAULT. A default by the Borrower of a material term, covenant, warranty or undertaking of any Transaction Document or other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement to which Borrower and Holder are parties, which is not cured after any required notice and/or cure period.


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      2.12  FINANCIAL STATEMENT RESTATEMENT. The restatement of any financial statements filed by the Borrower with the Securities and Exchange Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.

      2.13 OTHER NOTE DEFAULT. The occurrence of any Event of Default under any Other Note between Borrower and Holder.

                                   ARTICLE III

                                  MISCELLANEOUS

      3.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      3.2 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Aethlon Medical, Inc., 3030 Bunker Hill Street, Suite 4000, San Diego, CA 92109, Attn: James A. Joyce, CEO, telecopier: (858) 272-2738, with a copy by telecopier only to: Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, CA 90024, Attn:
Jennifer Post, Esq., telecopier: (310) 208-1154, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3573.

      3.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

      3.4 ASSIGNEES. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

      3.5 COST OF COLLECTION. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

      3.6 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, INCLUDING, BUT NOT LIMITED TO, NEW YORK STATUTES OF LIMITATIONS. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be


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

brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder. THIS NOTE SHALL BE DEEMED AN UNCONDITIONAL OBLIGATION OF BORROWER FOR THE PAYMENT OF MONEY AND, WITHOUT LIMITATION TO ANY OTHER REMEDIES OF HOLDER, MAY BE ENFORCED AGAINST BORROWER BY SUMMARY PROCEEDING PURSUANT TO NEW YORK CIVIL PROCEDURE LAW AND RULES SECTION 3213 OR ANY SIMILAR RULE OR STATUTE IN THE JURISDICTION WHERE ENFORCEMENT IS SOUGHT. FOR PURPOSES OF SUCH RULE OR STATUTE, ANY OTHER DOCUMENT OR AGREEMENT TO WHICH HOLDER AND BORROWER ARE PARTIES OR WHICH BORROWER DELIVERED TO HOLDER, WHICH MAY BE CONVENIENT OR NECESSARY TO DETERMINE HOLDER'S RIGHTS HEREUNDER OR BORROWER'S OBLIGATIONS TO HOLDER ARE DEEMED A PART OF THIS NOTE, WHETHER OR NOT SUCH OTHER DOCUMENT OR AGREEMENT WAS DELIVERED TOGETHER HEREWITH OR WAS EXECUTED APART FROM THIS NOTE.

      3.7 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

      3.8. CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

      3.9 REDEMPTION. This Note may not be redeemed, called or prepaid without the consent of the Holder.

      3.10 NON-BUSINESS DAYS. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.


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

      IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ____ day of December, 2007.


                                        AETHLON MEDICAL, INC.




                                        By:________________________________
                                           Name:
                                           Title: President & CEO

WITNESS:



______________________________________
[Print Name]
Chief Financial Officer


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